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                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated as of July 29, 1997, is by and between Electronics Accessory Specialists International, Inc. a Delaware corporation ("Purchaser"), and Miram International, Inc., a Minnesota corporation ("Securityholder"). All terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, the Purchaser and Securityholder have entered an Asset Purchase Agreement, of even date herewith (the "Purchase Agreement"), pursuant to which, among other things, the Purchaser has agreed, upon the occurrence of certain conditions, to issue to the Securityholder the Shares; and

         WHEREAS, in order to induce the Securityholder to enter into the Purchase Agreement, Purchaser has agreed to provide registration rights with respect to the Shares;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

SECTION 1. DEFINITIONS.

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Closing Date" shall mean the date first written above.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Reporting Company" shall mean a company which is filing reports with the SEC under Section 13 of the Exchange Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the commission thereunder, all as the same shall be in effect from time to time.

                  "SEC" shall mean the Securities and Exchange Commission.

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SECTION 2. REGISTRATIONS.

         2.1 Registration Securities. As used in this Agreement, the term "Registration Securities" means (i) the Shares and (ii) any other securities issued, from time to time, in respect of or in exchange for any Shares by way of a stock dividend or other distribution on the Common Stock, stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reclassification or exchange offer; provided, however, that such Registration Securities shall cease to be Registration Securities when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and such shares have been disposed of by the holder of such shares pursuant to such registration statement or (ii) such shares have ceased to be outstanding.

         2.2 Piggyback Registration.

                  (a) If at any time after Purchaser becomes a Reporting Company, Purchaser proposes to file a registration statement under the Securities Act covering a proposed sale of any Common Stock, for itself (other than a registration statement on Form S-4 or S-8, or any form substituting therefor for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Purchaser pursuant to any employee benefit plan, respectively), or for anyone else (i.e., a secondary offering) Purchaser shall give each holder who then holds, beneficially and of record, Registration Securities written notice of such proposed filing at least 30 days prior to the anticipated filing date, and such notice shall offer each such holder the opportunity to register such number of shares of Registration Securities as they may request, subject to such holder's accepting the terms of the underwriting, including the public offering price and underwriting discounts and commissions, as agreed upon between Purchaser and the managing underwriter selected by it; and such holder shall have 10 days after the date of such notice to notify Purchaser in writing as to whether or not such holder desires to participate in such offering. Purchaser shall use its best efforts to cause any managing underwriter of a proposed underwritten offering to permit such holders to include such Registration Securities as they may propose be included in such offering on the same terms and conditions as any similar securities of Purchaser included therein.

                  (b) Notwithstanding anything in this Section 2.2 to the contrary: (i) no such registration hereunder shall be required if the managing underwriter for the proposed offering shall determine that the inclusion of the Registration Securities requested to be registered would have an adverse effect on the marketability or the price of the securities proposed to be offered by Purchaser, in which event Purchaser shall be obligated to include only such limited number, if any, of Registration Securities in such offering as the managing underwriter believes may be sold without causing such adverse effect, which securities will be taken from those held by a group consisting of the holders proposing to sell Registration Securities and other holders of securities of Purchaser having similar registration rights to those of the holders, on a pro rata basis and (ii) Purchaser may at any time withdraw or cease proceeding with the registration of such Registration Securities if it shall at the time withdraw or cease proceeding with the



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registration of such other securities originally proposed to be registered without obligation to any holder seeking to include Registration Securities therein (except the obligation to pay expenses under Section 2.5). In the event that the contemplated registration does not involve an underwritten public offering, the determination that the inclusion of such Registration Securities would have an adverse effect on the marketability or the price of the securities proposed to be offered by Purchaser shall be made by Purchaser in its reasonable discretion.

         2.3 Further Obligations of Purchaser. Whenever, under this Agreement, Purchaser is required to register Registration Securities, it agrees that it shall also do the following:

                  (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective at the earliest practicable time and remain effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current;

                  (c) furnish to each holder offering Registration Securities under such registration statement such number of copies of a prospectus, including a preliminary prospectus complying with the requirements of the Securities Act, as such holder may reasonably request and such other documents as such seller may reasonably request to facilitate the public sale of such Registration Securities;

                  (d) use all reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such states within the United States as the underwriter or manager shall request or in the event that the registration does not involve an underwritten public offering as each such holder shall reasonably request; provided, however, that Purchaser shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require Purchaser to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or otherwise required to be qualified or has not theretofore so consented;

                  (e) subject to the other provisions of this Agreement, enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten public offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registration Securities;

                  (f) promptly notify each seller of Registration Securities covered by such registration statement and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits



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to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (g) furnish to each holder of Registration Securities participating in the offering and to each underwriter, if any, (i) an opinion of counsel to the Purchaser, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement) and (ii) in the case of an underwritten public offering, a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Purchaser's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registrations (and the prospectus included therein) and in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                  (h) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (within the meaning of Rule 158 under the Securities Act), as soon as reasonably practicable after the effective date of the registration statement, and in any event within 15 months thereafter, an earnings statement, which need not be audited, covering the period of at least 12 months, but not more than 15 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus; and

                  (i) promptly furnish each holder offering Registration Securities under such registration statement notice of the issuance of any stop order suspending the effectiveness of such registration statement.

         2.4 Holdback Agreement. If any registration in which any holder of Registration Securities is participating shall be in connection with an underwritten public offering, each such holder agrees, if requested by the managing underwriter or underwriters, to the extent permitted by law, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registration Securities, and to use such holder's best efforts not to effect any such public sale or distribution of any equity security of Purchaser or of any security convertible into or exchangeable or exercisable for any equity security, of Purchaser (in each case, other than as part of such underwritten public offering) within 10 days before or 90 days after the



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effective date of such registration. If requested by the managing underwriter in any such registration, Purchaser shall cause the directors and executive officers of Purchaser to execute and deliver similar holdback agreements.

         2.5 Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Purchaser, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.5(d), shall be paid by Purchaser, except that Purchaser shall not be liable for any underwriting discounts or commissions or transfer taxes on shares being sold by such holder of Registration Securities or for any fees or expenses of any attorney of any such holder.

         It shall be a condition precedent to the obligation of Purchaser to take any action pursuant to this Agreement in respect of the securities that are to be registered at the request of any holder of Registration Securities that such holder shall furnish to Purchaser such information regarding such holder and the Registration Securities held by such holder as Purchaser shall reasonably request and shall be required in connection with the action taken by Purchaser.

         2.6 Indemnification; Notice of Claims.

                  (a) Subject to applicable law, Purchaser will indemnify each underwriter and the holders of Registration Securities and each of their respective officers, directors, partners, controlled or controlling persons against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact (including those incurred in connection with investigating or defending such claim) contained in the registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or any other document, or any omission to state a material fact required to be stated therein or necessary to make the statements not misleading, or arising out of any violation by Purchaser of the Securities Act, any state securities or "blue sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities if and to the extent they may have been caused by an untrue statement or omission based upon information furnished in writing to Purchaser by, and pertaining to, such underwriter, holder of Registration Securities, or their respective officers, directors, partners, controlled or controlling persons, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to Purchaser by any holder of Registration Securities, such holder will indemnify the underwriters, Purchaser, its directors and officers, the other persons selling securities under the registration statement and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission (including those incurred in connection with investigating or defending against such claims). The rights of indemnification under this
Section 2.6 shall be in addition to any other rights to indemnification that the holders of Registration



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Securities may have by law, contract or otherwise.

                  (b) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.6, except and to the extent that the indemnifying party is prejudiced by such failure to give notice.

         2.7 Termination of Agreement and Certain Rights. This Agreement and the rights of any holder of Registration Securities to cause Purchaser to file a registration statement under this Agreement above shall terminate upon the earlier of: (a) the sale of all or substantially all of the assets of Purchaser or the merger of Purchaser with and into another business entity; or (b) December 31, 2000.

SECTION 3. MISCELLANEOUS

         3.1 Remedies. Each holder of Registration Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         3.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Purchaser has obtained the written consent of holders of at least a majority of the Registration Securities then outstanding.

         3.3 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if done in accordance with Section 9.8 of the Purchase Agreement.

         3.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto to the extent Registration Securities have been transferred to such successors or assigns and provided that such successor or assign executes and delivers to Purchaser a signature page, in the form of Exhibit A attached hereto.



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         3.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

         3.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision on this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         3.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement (including the exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.



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         IN WITNESS WHEREOF, Purchaser and Securityholder have executed this
Agreement as of the date first above written.


                                        ELECTRONICS ACCESSORY
                                        SPECIALISTS INTERNATIONAL, INC.


                                        By: /s/ Charles R. Mollo
                                            ----------------------
                                            Charles R. Mollo,
                                            Chief Executive Officer



                                        MIRAM INTERNATIONAL, INC.


                                        By:   /s/ John A. Moroz
                                            ----------------------
                                        Name: John A. Moroz
                                              --------------------
                                        Title: President
                                               -------------------





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                                    EXHIBIT A


                                SIGNATURE PAGE OF
                                 SECURITYHOLDER
                     TO THE REGISTRATION RIGHTS AGREEMENT OF
              ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC.



         The Signature Page to that certain Registration Rights Agreement, dated as of July __, 1997 by and between Electronics Accessory Specialists International, Inc. and Miram International, Inc. (the "Registration Rights Agreement") is hereby executed by the undersigned, as a Securityholder (as defined therein).



     Dated as of                .
                 ---------------


                                        If an individual:


                                        ----------------------------------------

                                        Printed Name:
                                                      --------------------------



                                        If a legal entity:


                                        ----------------------------------------
                                        (type in name)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------



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